Filed pursuant to Rule 424(b)(3)
Registration No. 333-251808

VANECK BITCOIN TRUST

SUPPLEMENT NO. 2 DATED MARCH 28, 2024

TO THE PROSPECTUS DATED MARCH 1, 2024

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of VanEck Bitcoin Trust (the “Trust”), dated March 1, 2024 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to include the Trust’s Annual Report on Form 10-K for the year ended December 31, 2023.

Annual Report on Form 10-K for the Year ended December 31, 2023

On March 28, 2024, the Trust filed its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) with the Securities and Exchange Commission. The Report (without exhibits) is attached to this Supplement.